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                                                                 Exhibit (j)(2)







                                December 29, 1999




The Galaxy Fund
4400 Computer Drive
Westborough, Massachusetts  01581-5108


Ladies and Gentlemen:

         We hereby consent to the reference to us under the caption "Counsel" in the Statement of Additional Information that relates to your Rhode Island Municipal Bond Fund that is included in Post-Effective Amendment No. 41 to your Registration Statement on Form N-1A (No. 33-4806), which you have informed us is to be filed with the Securities and Exchange Commission.

                                     Very truly yours,


                                     /s/Ropes & Gray
                                     -----------------
                                     Ropes & Gray